UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2008

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	1-9148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

Effective as of 11:59 p.m. on October 31, 2008, The Brink’s Company (the “Company”) completed the spin-off (the “Spin-Off”) of Brink’s Home Security Holdings, Inc. (“BHS”), its wholly owned subsidiary.  In connection with the Spin-Off, the Company entered into certain agreements with BHS to define responsibility for obligations arising before and after the Spin-Off, including, among others, obligations relating to employees, taxes and intellectual property.

               On October 31, 2008, the Company entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with BHS that set forth the Company’s agreements with BHS regarding the principal transactions necessary to separate it from the Company.  It also set forth other agreements that govern certain aspects of BHS’s relationship with the Company after the completion of the separation.

On October 31, 2008, Brink’s Network, Incorporated, a subsidiary of the Company, entered into a Brand Licensing Agreement (the “Brand Licensing Agreement”) with BHS.  Under the Brand Licensing Agreement, BHS will license the rights to use certain trademarks, including trademarks that contain the word “Brink’s”, in the United States, Canada and Puerto Rico.  In exchange for these rights, BHS has agreed to pay a licensing fee equal to 1.25% of its net revenues.  The license will expire on October 31, 2011, subject to earlier termination upon the occurrence of certain events.

On October 31, 2008, the Company entered into a Tax Matters Agreement (the “Tax Matters Agreement”) with BHS.  The Tax Matters Agreement generally governs the responsibilities and obligations of the Company and BHS after the Spin-Off with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns.  Under the Tax Matters Agreement, BHS would also be required to indemnify the Company and its affiliates against tax liabilities attributable to BHS and resulting from audit adjustments for taxable periods during which BHS was a member of the Company’s consolidated group.  BHS has joint and several liability with the Company to the Internal Revenue Service for the consolidated federal income taxes of the Company’s group relating to the taxable periods ending on or prior to the Spin-Off.  Although BHS will continue to be jointly and severally liable with the Company for this liability following the Spin-Off under the Tax Matters Agreement, the Company has agreed to indemnify BHS for amounts relating to this liability to the extent not attributable to BHS’s liabilities.

On October 31, 2008, the Company entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Compete Agreement”) with BHS, which will expire on October 31, 2013, pursuant to which the Company will agree not to compete with BHS in the United States, Canada and Puerto Rico with respect to certain restricted activities specified in the Non-Compete Agreement in which BHS currently is, or is currently planning to be, engaged.  During the period beginning on October 31, 2008, and ending on October 31, 2010, none of BHS, the Company or any subsidiary of BHS or the Company will solicit, recruit or hire any employee of the other party or any of its subsidiaries or encourage any such employee to leave his employment, except for general solicitations of or advertisements for employment and the solicitation of any such employee whose employment has been involuntarily terminated by the other party or any of its subsidiaries.

On October 31, 2008, the Company entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with BHS that sets forth the agreements of the Company and BHS as to certain employee compensation and benefit matters.  Under the terms of the Employee Matters Agreement, except as otherwise specifically provided in the Employee Matters Agreement, BHS will retain all assets and liabilities arising out of employee compensation and benefits programs sponsored or maintained by BHS immediately prior to the Spin-Off, and the Company will retain all assets and liabilities arising out of employee compensation and benefits programs sponsored or maintained by the Company immediately prior to the Spin-Off.  Except as expressly provided in the Employee Matters Agreement, BHS employees will immediately cease active participation in the Company’s benefit plans and BHS will provide an appropriate level of compensation and benefits to BHS employees under one or more newly adopted benefit plans and arrangements.

The foregoing descriptions of the Separation and Distribution Agreement, the Brand Licensing Agreement, the Tax Matters Agreement, the Non-Compete Agreement and the Employee Matters Agreement, are qualified in their entirety by reference to the complete terms and conditions of these agreements which are attached as Exhibits 10.1 - 10.5 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The Company effected the Spin-Off of BHS by distributing a pro-rata dividend, to its shareholders, of one share of BHS common stock for every share of the Company’s common stock outstanding at the close of business on October 21, 2008, or approximately 45.8 million shares of BHS common stock in the aggregate.

The unaudited pro forma condensed consolidated financial statements of the Company and related notes thereto, derived from the historical financial statements of the Company and adjusted to give effect to the distribution of BHS common stock to the Company’s shareholders, are attached hereto as Exhibit 99.1.

On November 3, 2008, the Company issued a press release announcing that as of 11:59 p.m. on October 31, 2008, the Company completed the distribution to its shareholders of all of the shares of BHS common stock.  This release is furnished as Exhibit 99.3 hereto, and is incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition.

The Company completed the spin-off of BHS on October 31, 2008.  As a result, the Company will reflect the operations of BHS in discontinued operations in its financial statements for the year ending December 31, 2008.

The Company has included as Exhibit 99.2 hereto tables that provide the Company’s statements of operations for the years 2004 to 2007 and for the nine months ended September 30, 2008, reflecting the reclassification of the results of operations of BHS from continuing operations to discontinued operations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2008, in connection with the Spin-Off, John S. Brinzo, Lawrence J. Mosner, Carl S. Sloane and Carroll R. Wetzel, Jr. resigned from the board of directors of the Company and became directors of BHS.

On October 31, 2008, in connection with the Spin-Off, Robert J. Strang became a director of the Company.  Mr. Strang will be eligible to participate in the non-employee director compensation arrangements described in the Company’s 2008 proxy statement.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The pro forma financial information specified in Article 11 of Regulation S-X is filed as Exhibit 99.1 hereto.

(d)	Exhibits

10.1	Separation and Distribution Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company.

10.2	Brand Licensing Agreement between Brink’s Network, Incorporated and Brink’s Home Security Holdings, Inc.

10.3	Tax Matters Agreement between The Brink’s Company and Brink’s Home Security Holdings, Inc.

10.4	Non-Competition and Non-Solicitation Agreement between The Brink’s Company and Brink’s Home Security Holdings, Inc.

10.5	Employee Matters Agreement between The Brink’s Company and Brink’s Home Security Holdings, Inc.

99.1	The Brink’s Company Unaudited Pro Forma Condensed Consolidated Financial Information.

99.2	The Brink’s Company Reclassification of Statements of Operations and Other Financial Information.

99.3	Press Release, dated November 3, 2008, issued by The Brink’s Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: November 5, 2008	By:	/s/ Michael J. Cazer
Michael J. Cazer Vice President and Chief Financial Officer

THE BRINK’S COMPANY
CURRENT REPORT ON FORM 8-K
EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1	Separation and Distribution Agreement between Brink’s Home Security Holdings, Inc. and The Brink’s Company.
10.2	Brand Licensing Agreement between Brink’s Network, Incorporated and Brink’s Home Security Holdings, Inc.
10.3	Tax Matters Agreement between The Brink’s Company and Brink’s Home Security Holdings, Inc.
10.4	Non-Competition and Non-Solicitation Agreement between The Brink’s Company and Brink’s Home Security Holdings, Inc.
10.5	Employee Matters Agreement between The Brink’s Company and Brink’s Home Security Holdings, Inc.
99.1	The Brink’s Company Unaudited Pro Forma Condensed Consolidated Financial Information.
99.2	The Brink’s Company Reclassification of Statements of Operations and Other Financial Information.
99.3	Press Release, dated November 3, 2008, issued by The Brink’s Company.